UMPQUA HOLDINGS CORPORATION 2nd Quarter 2016 Earnings Conference Call Presentation July 21, 2016

2 Forward-looking Statements and Notes This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. In this presentation we make forward- looking statements about credit discount accretion related to loans acquired from Sterling Financial Corporation, loan and lease growth and loan sales, growth opportunities at FinPac and with Pivotus Ventures, and results of efficiency initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; and changes in general economic conditions.

Q2 2016 Highlights 3 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Delivered solid financial performance:  Net interest income decreased by $8.5 million, primarily driven by a lower level of credit discount accretion recorded on loans acquired from Sterling, as well as lower average yields on interest-earning assets. Net interest income in Q1 2016 included $6.5 million of accelerated credit discount accreted from the sale of purchase credit impaired loans, which did not recur in Q2 2016  Provision for loan and lease losses increased by $5.8 million, driven primarily by higher net charge-offs  Non-interest income increased by $28.7 million, driven primarily by increased for sale mortgage originations and a higher home lending gain on sale margin, along with increased services charges, income from portfolio loan sales and debt capital markets revenue. Excluding the impact of non-operating items(1), total non-interest income increased by $22.3 million  Non-interest expense increased by $4.5 million. Excluding the impact of non-operating items(1), total noninterest expense increased by $393,000, and included a $5.9 million increase in mortgage banking expenses related to higher mortgage origination volume  Strong balance sheet:  Loan and lease growth of $399.7 million, or 9% annualized, including $135.7 million of loan sales and $9.8 million of loans transferred to held for sale. Gross loan and lease growth (prior to the impact of loan sales and transfers) of $545.2 million, or 13% annualized  Deposit growth of $95.5 million, or 2% annualized, which included large seasonal outflows related to tax payments  Loan to deposit ratio increased to 95%  Prudently managed capital:  Book value per share increased to $17.70 per share and tangible book value per share(1) increased to $9.41  Estimated total risk-based capital ratio of 14.1% and estimated Tier 1 common to risk weighted assets ratio of 10.9%  Paid quarterly cash dividend of $0.16 per common share

Key Performance Ratios

		For the quarter ended				
		Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Profitability (operating basis)[1]	Return on average assets	1.16%	1.10%	1.10%	1.19%	1.20%
	Return on average tangible assets	1.26%	1.19%	1.20%	1.29%	1.30%
	Return on average common equity	7.16%	6.63%	6.64%	7.13%	7.17%
	Return on average tangible common equity	13.51%	12.57%	12.70%	13.74%	13.89%
	Efficiency ratio - consolidated	59.78%	62.49%	63.00%	60.17%	59.96%
	Net interest margin - consolidated	4.08%	4.34%	4.37%	4.42%	4.48%
Credit Quality	Non-performing loans and leases to loans and leases	0.28%	0.31%	0.26%	0.25%	0.29%
	Non-performing assets to total assets	0.27%	0.30%	0.28%	0.28%	0.31%
	Net charge-offs to average loans and leases (annualized)	0.23%	0.12%	0.10%	0.13%	0.11%
Capital	Tangible common equity to tangible assets [1]	9.30%	9.26%	9.35%	9.36%	9.37%
	Tier 1 common to risk-weighted asset ratio [2]	10.9%	10.9%	11.4%	11.5%	11.6%
	Total risk-based capital ratio [2]	14.1%	14.2%	14.3%	14.5%	14.6%

> [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

> [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement 5 > Note: tables may not foot due to rounding. > (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items. > (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. ($ in millions except per share da ta ) Q2 2016 Q1 2016 Q2 2015 Net interest income before provision 209.2$ 217.7$ 217.5$ Provision for loan and lease losses 10.6 4.8 11.3 Net interest income 198.6 212.9 206.2 Non-interest income 74.7 46.0 81.1 Non-interest expense 188.5 184.0 201.9 Income be fore provision for income taxes 84.8 74.8 85.4 Provision for income taxes 30.5 27.3 30.6 Ne t income 54.3 47.6 54.8 Dividends and undistributed earnings allocated to participating securities 0.0 0.0 0.1 Ne t earnings ava ilable to common shareholders 54.3$ 47.5$ 54.7$ Total non-operating adjustments, pre tax 24.9 27.2 22.4 Income tax effect (10.0) (10.8) (8.9) Opera ting earnings 69.2$ 63.9$ 68.1$ Earnings per diluted share: Earnings available to common shareholders $0.25 $0.22 $0.25 Operating earnings $0.31 $0.29 $0.31 Quarter ended

Net Interest Income and Margin 6 $217.5 $219.2 $219.8 $217.7 $209.2 4.48% 4.42% 4.37% 4.34% 4.08% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% $100 $120 $140 $160 $180 $200 $220 $240 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Net interest income Net interest margin > Net interest income decreased by $8.5 million from the prior quarter • Net interest income in Q1 2016 included $6.5 million of accelerated credit discount accreted from the sale of purchase credit impaired loans • Net interest margin, excluding credit discount, declined by 11 bps, reflecting portfolio mix changes and the impact from a continued low interest rate environment (in millions) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 4.13% 4.09% 4.08% 3.98% 3.87%

Provision for Loan and Lease Losses 7 > Provision for loan and lease losses increased by $5.8 million from the prior quarter • Primarily driven by higher net charge-offs $11.3 $8.2 $4.5 $4.8 $10.6 $0 $2 $4 $6 $8 $10 $12 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Provision for loan and lease losses (in millions)

Non-interest Income 8 > Non-interest income increased by $28.7 million from the prior quarter • Driven primarily by higher mortgage banking revenue, service charges, income from portfolio loan sales and debt capital markets revenue (in millions) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. > (2) Excludes change in fair value of MSR asset (included in residential mortgage banking revenue, net) and change in fair value of swap derivative (included in other income). > On an non-operating basis (1),(2), non-interest income increased by $22.3 million from the prior quarter $81.1 $61.4 $69.3 $46.0 $74.7 $0 $25 $50 $75 $100 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 (1),(2) Non-interest Income (GAAP) $11.0 $11.9 $12.5 $10.1 $12.7 $8.7 $5.2 $1.7 $2.4 $5.6 $2.0 $2.2 $1.8 $2.1 $2.2 $40.4 $34.1 $32.9 $36.1 $50.7 $4.6 $5.0 $4.1 $4.1 $4.6 $14.8 $15.6 $15.0 $14.5 $15.7 $0 $20 $40 $60 $80 $100 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Other income Gain on loan sales BOLI income Residential mortgage banking revenue, net Brokerage fees Service charges Non-interest Income (Operating Basis) (in millions) $81.7 $74.0 $68.1 $69.2 $91.5

> For sale mortgage originations increased by 37% from the prior quarter, and gain on sale margin increased to 4.02% 9 $447 $446 $352 $333 $366 $997 $844 $795 $764 $1,046 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Banking 3.38% 3.19% 3.19% 3.72% 4.02% 0.02 0.025 0.03 0.035 0.04 0.045 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Gain on sale margin $1,444 $1,290 $1,147 $1,097 $1,412

$180.1 $177.2 $182.2 $180.1 $180.4 59.96% 60.17% 63.00% 62.49% 59.78% 55.0% 60.0% 65.0% 70.0% 75.0% $105.0 $125.0 $145.0 $165.0 $185.0 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Non-interest expense (operating basis) Efficiency ratio (operating basis) Non-interest Expense 10 > On an operating basis (1),(2), non-interest expense increased by $393,000 from the prior quarter (in millions) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. > (2) Excludes merger related expenses, goodwill impairment and exit or disposal costs. Non-interest Expense and Efficiency Ratio Non-interest Expense Bridge (operating basis) (1)(2) $180.1 $180.4 $(5.5) $5.9 $183.2 $185.9 $184.0 $188.5 67.4% 65.0% 64.0% 69.5% 66.2% 55.0% 60.0% 65.0% 70.0% 75.0% 80.0% $105.0 $125.0 $145.0 $165.0 $185.0 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Non-interest expense (GAAP) Efficiency ratio (GAAP) (in millions) > Non-interest expense increased by $4.5 million from the prior quarter • Included a $5.9 million increase in mortgage banking expenses related to higher mortgage origination volume (1),(2) (1),(2) $201.9

Selected Balance Sheet 11 ($ in millions) Q2 2016 Q1 2016 Q2 2015 Total assets 24,132.5$ 23,935.7$ 22,807.9$ Interest bearing cash and temporary investments 535.8 613.0 515.7 Investment securities available for sale, fair value 2,482.1 2,542.5 2,557.2 Loans and leases, gross 17,355.2 16,955.6 15,988.8 Allowance for loan and lease losses (131.0) (130.2) (127.1) Goodwill and other intangibles, net 1,828.3 1,830.6 1,839.8 Deposits 18,258.5 18,163.0 17,145.0 Securities sold under agreements to repurchase 360.2 325.2 325.7 Term debt 903.0 903.4 890.0 Total shareholders' equity 3,902.2 3,878.6 3,804.2 Ratios: Loan to deposit ratio 95.1% 93.4% 93.3% Book value per common share $17.70 $17.62 $17.27 Tangible book value per common share (1) $9.41 $9.30 $8.92 Tangible common equity to tangible assets (1) 9.30% 9.26% 9.37% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan Growth 12 Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $16.8 $16.9 $17.4 (in billions) 19% 16% 17% 2% 1% 9% 6% 4% 17% 6% 3% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of Jun 30, 2016 > Loan and lease growth (before sales and transfers) of $545.2 billion, or 13%, annualized, from the prior quarter • Partially offset by $135.7 million of portfolio residential mortgage loans sold and $9.8 million of portfolio residential mortgage loans transferred to held for sale (expected to be sold during the third quarter of 2016)

30% 12% 37% 7% 14% Demand, non-interest bearing Demand, interest bearing Money market Savings Time Deposit Growth $9.4 $9.2 $9.4 $9.1 $16.9 $17.7 $18.2 $18.3 (in billions) Total Deposits As of Jun 30, 2016 > Total deposits increased by $95.5 million, or 2% annualized, from the prior quarter • Included large seasonal outflows related to tax payments • Cost of interest bearing deposits was flat at 0.27% 13

Credit Quality > All of the key credit quality ratios remained strong 0.79% 0.79% 0.77% 0.77% 0.76% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Allowance for loan and lease losses to loans and leases 0.31% 0.28% 0.28% 0.30% 0.27% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Non-performing assets to total assets 0.11% 0.13% 0.10% 0.12% 0.23% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 1.7% 1.5% 1.6% 1.4% 1.3% 14

Prudent Capital Management 15 > All regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on prudently managing capital • Quarterly dividend of $0.16 per share, ~4.0% dividend yield • Total payout ratio of 51% of operating earnings Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Q2 2016 Capital Ratios (1) Common TRUP LLR 9.1% 10.9% 10.9% 14.1% 9.27% > (1) Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. > Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings 17

Non-GAAP Reconciliation – Operating Earnings 18

Non-GAAP Reconciliation – Operating Earnings 19

Non-GAAP Reconciliation – Tangible Book Value 20

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